Exhibit 99.1

DIH Appoints Scott R. Burell to DIH Holding US, Inc. Board of Directors

NORWELL, Mass., August 8, 2025 — DIH Holding US, Inc. (“DIH”)(NASDAQ:DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced the appointment of Scott R. Burell to its Board of Directors.

Scott R. Burell is a seasoned healthcare finance executive with over two decades of experience leading public life sciences companies through complex transactions and growth phases. Currently serving as Chief Financial Officer and Secretary of AIVITA Biomedical, Inc., an immuno-oncology company, Mr. Burell previously served as CFO of CombiMatrix Corporation through its successful acquisition by Invitae Corp. He has a proven track record in leading public and private debt and equity financing transactions, corporate reorganizations, and complex M&A activities. Mr. Burell also serves on the Board of Directors of Microbot Medical, Inc. (NASDAQ: MBOT), a medical device company specializing in micro-robotics technologies. He holds Bachelor of Science degrees in Accounting and Business Finance from Central Washington University and is a certified public accountant.

CEO, Jason Chen, stated: “We are pleased to welcome Scott Burell to our Board of Directors. Scott brings exceptional financial acumen and extensive experience in the life sciences sector, having successfully navigated complex transactions and capital market activities throughout his career. His deep understanding of medical technology companies and proven ability to drive value creation will strengthen our board as we continue executing our growth strategy.”

Mr. Burell commented on the appointment: “I am pleased to join DIH’s Board of Directors and contribute to the company’s mission of improving lives through advanced rehabilitation technologies. DIH’s position in the growing rehabilitation robotics market presents significant opportunities, and I look forward to working with management and my fellow board members to support the company’s continued success and value creation for shareholders.”

The Board of Directors now comprises six members, with four independent members, further strengthening the company’s commitment to strong governance.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact

Louisa Smith

Investor.relations@dih.com